UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF OHIO

WESTERN DIVISION

In re: MILACRON INC., a Delaware corporation, et al.[1] Debtors.	Chapter 11 Case Nos. 09-11235 through 09-11239, 09-11241, and 09-11244 Jointly Administered (09-11235) Honorable J. Vincent Aug, Jr.

ORDER UNDER 11 U.S.C. §§ 105(A), 363 AND 365 AND RULES 2002, 6004, 6006 AND 9014 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE:  (A) APPROVING THE PURCHASE AGREEMENT; AND (B) AUTHORIZING (I) THE SALE OF

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The Debtors in these chapter 11 cases, along with the last four digits of each debtor's federal tax identification number, are: Milacron Inc. (2125); Cimcool Industrial Products Inc. (1002); Milacron Marketing Company (0580); Milacron Plastics Technologies Group Inc. (1007); D-M-E Company (3086); Milacron Canada Ltd. (7230); and Milacron Capital Holdings B.V. (7203).  The corporate headquarters address of these Debtors is: 4165 Half Acre Road, Batavia, Ohio  45103.  As a result of an organizational restructuring during the fourth quarter of 2008, the following entities have been merged or consolidated as follows: Nickerson Machinery Chicago Inc. (IL), Northern Supply Company, Inc. (MN), Pliers International Inc. (DE), D-M-E Manufacturing Inc. (DE), D-M-E U.S.A. Inc. (MI) have each consolidated into D-M-E Company (DE); Oak International, Inc. (MI) and Milacron Industrial Products, Inc. (MI) were each consolidated into Cimcool Industrial Products Inc. (DE); Uniloy Milacron U.S.A. Inc. (MI) merged into Milacron Plastics Technologies Group Inc. (DE); Milacron International Marketing Company (DE) and Uniloy Milacron Inc. (DE) each merged into Milacron Marketing Company (OH); and D-M-E of Canada Limited., 450500 Ontario Limited (Canada), Ontario Heater & Supply Company 528650, Rite-Tek 2913607, and Progress Precision Inc. were each amalgamated with Milacron Canada Ltd. as the surviving entity.

SUBSTANTIALLY ALL OF THE DEBTORS' ASSETS AND THE PARENT STOCK FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES AND (II) THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES

This matter having come before the Court on the motion filed by Milacron Inc. and the other debtors and debtors-in-possession (collectively, the "Debtors") in the above-captioned chapter 11 cases (the "Cases"), dated April 24, 2009 (the "Motion"),2 along with the supplement to the Motion, dated May 4, 2009, requesting entry of this Order:  (a) approving the Purchase Agreement, dated as of May 3, 2009 (as amended June 5, 2009 and June 25, 2009, and as may be further amended, modified or supplemented in accordance with the terms hereof and thereof, the "Purchase Agreement"), by and among the Debtors and MI 363 Bid LLC (the "Purchaser"), and all instruments and documents related thereto (collectively, the "Purchase Agreement Documents"); and (b) authorizing (i) the sale (the "Sale") of substantially all assets of the Debtors and (ii) the assumption and assignment or rejection by the Debtors of certain executory contracts and unexpired leases (the "Assumed or Rejected Contracts and Leases"), in each case, pursuant to and as described in the Purchase Agreement Documents; and the Court having entered an order (the "Bid Procedures Order") (Doc. No. 402):  (a) approving (i) the Bid Procedures, (ii) the form and manner of notice of the Sale, (iii) the form and manner of the notice of the assumption and assignment or rejection of Assumed or Rejected Contracts and Leases and (iv) the Bid Protection Amount; and (b) scheduling a sale hearing; and the Court having reviewed the Motion and it appearing that notice of the Motion was good and sufficient under the circumstances and that no other or further notice need be given; and the Court having considered the arguments of counsel at the hearing held on June 26, 2009 (the "Sale Hearing"); and it

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2

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Motion, the Purchase Agreement (as defined herein) or the Bid Procedures (as defined herein), as applicable.

appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and upon the record of the Sale Hearing; and upon consideration of all pleadings filed with the Court; and after due deliberation thereon; and good cause appearing therefor at which time all interested parties were offered an opportunity to be heard with respect to the Motion; and the Court having reviewed and considered (a) the Motion, (b) all objections thereto (collectively, the "Objections"), (c) the arguments of counsel made, and the evidence proffered or adduced, at the Sale Hearing; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estate and creditors and other parties in interest; and upon the record of the Sale Hearing and the Cases; and after due deliberation thereon; and good cause appearing therefor,

IT IS HEREBY FOUND THAT:3

A.

On March 10, 2009, each of the Debtors filed a voluntary petition in the Court for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").  The Debtors continue to operate their business and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.  An official committee of unsecured creditors (the "Creditors' Committee") was appointed on March 16, 2009.

B.

The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C. §§ 157(a) and 1334.

C.

This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).

D.

Venue of the Cases and the Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

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3

Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.  See Fed. R. Bankr. P. 7052.

E.

As evidenced by the affidavits of service and publication previously filed with the Court, and based on the representations of counsel at the Sale Hearing:  (i) proper, timely, adequate and sufficient notice of the Motion, the Sale process, the Auction (if any), the Sale Hearing, the Sale and the assumption and assignment or rejection of the Assumed or Rejected Contracts and Leases has been provided in accordance with sections 105(a), 363 and 365 of the Bankruptcy Code and Rules 2002, 6004 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and in compliance with the Bid Procedures Order; (ii) such notice was good and sufficient and appropriate under the particular circumstances; and (iii) no other or further notice of the Motion, the Sale process, the Auction (if any), the Sale Hearing, the Sale, or the assumption and assignment or rejection of the Assumed or Rejected Contracts and Leases is or shall be required.

F.

As demonstrated by (i) the testimony and other evidence proffered or adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing, the Debtors have marketed the Purchased Assets and have conducted the Sale process in compliance with the Bid Procedures Order, and the Sale process was duly noticed and conducted in a non-collusive, fair and good faith manner.

G.

The Bid Procedures were substantively and procedurally fair to all parties, and were the result of good faith, arm's-length negotiations amongst the Debtors, the Purchaser and the Sponsors.  The Bid Procedures allowed bidders to make bids for some or all of the Debtors' assets.

H.

Each Debtor (i) has full corporate power and authority to (x) execute the Purchase Agreement Documents and (y) consummate the transactions contemplated by the Purchase Agreement Documents (the "Transactions") and (ii) has taken all corporate action necessary to authorize and approve the Purchase Agreement Documents and the Transactions (including, without limitation, the Sale), and no consents or approvals, other than those expressly provided for in the Purchase Agreement Documents, are required in connection therewith.

I.

Approval of the Purchase Agreement Documents and consummation of the Transactions (including, without limitation, the Sale) at this time is in the best interests of the Debtors, their creditors, their estates, and other parties in interest.

J.

The Debtors have demonstrated (i) good, sufficient and sound business purpose and justification and (ii) compelling circumstances for the Sale pursuant to section 363(b) of the Bankruptcy Code prior to, and outside of, a plan of reorganization in that, among other things, absent the Sale the value of the Purchased Assets and the Business will be harmed irreparably.

K.

A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities, including:  (i) the Office of the United States Trustee for the Southern District of Ohio, Western Division; (ii) counsel for the Purchaser and the Sponsors; (iii) counsel for the Creditors' Committee; (iv) all entities known to have expressed an interest in a transaction with respect to the Purchased Assets as of the date of service of the Sale Notice; (v) all entities known to have asserted any Interests (as defined below) in or upon the Purchased Assets (other than the Purchaser); (vi) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion; (vii) all non-Debtor parties to Assumed or Rejected Contracts and Leases; (viii) the United States Attorney's office; (ix) the Securities and Exchange Commission; (x) the Internal Revenue Service; (xi) the Pension Benefit Guaranty Corporation; (xii) the Indenture Trustee; and (xiii) all parties on the Special Notice List established in the Cases pursuant to the Administrative Order Establishing Certain Special Notice, Scheduling and Case Management Procedures Pursuant to Rules 2002 and 9007 of the Bankruptcy Rules (Docket No. 54).

L.

The Purchase Agreement Documents were negotiated, proposed and entered into by the Debtors, the Purchaser and the Sponsors, as applicable, without collusion, in good faith, and from arm's-length bargaining positions.  None of the Debtors, the Purchaser or the Sponsors has engaged in any conduct that would cause or permit any of the Purchase Agreement Documents to be avoided under section 363(n) of the Bankruptcy Code.

M.

The Purchaser and the Sponsors are "good faith" purchasers under section 363(m) of the Bankruptcy Code and, as such, are entitled to all of the protections afforded thereby.

N.

The Purchaser is not an "insider" of any of the Debtors, as that term is defined in section 101(31) of the Bankruptcy Code.

O.

The consideration provided by the Purchaser for the Purchased Assets pursuant to the Purchase Agreement Documents (i) is fair and reasonable, (ii) is the highest and best offer for the Purchased Assets, (iii) will provide a greater recovery for the Debtors' creditors than would be provided by any other practical available alternative and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States and any state, territory, possession, or the District of Columbia.

P.

The Sale must be approved and consummated promptly in order to preserve the viability of the Business as a going concern.

Q.

The transfer of the Purchased Assets and Parent Stock to the Purchaser will be a legal, valid, and effective transfer of the Purchased Assets and Parent Stock, and, except as otherwise provided in the Purchase Agreement Documents, will vest the Purchaser with all right, title, and interest of the Debtors to the Purchased Assets and Parent Stock free and clear of all Interests, including, but not limited to (A) those that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Debtors' or the Purchaser's interest in the Purchased Assets or Parent Stock, or any similar rights, (B) those relating to taxes arising under or out of, in connection with, or in any way relating to the operation of the Business prior to the Closing Date and (C) (i) all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances, rights of first refusal or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership and (ii) all debts arising in any way in connection with any agreements, acts, or failures to act, of any of the Debtors or any of the Debtors' predecessors or affiliates, claims (as that term is defined in section 101(5) of the Bankruptcy Code), obligations, liabilities, demands, guaranties, options, rights, contractual or other commitments, restrictions, interests and matters of any kind and nature, whether known or unknown, contingent or otherwise, whether arising prior to or subsequent to the commencement of the Cases, and whether imposed by agreement, understanding, law, equity or otherwise, including but not limited to claims otherwise arising under doctrines of successor liability to the maximum extent permitted by law (collectively, "Interests").

R.

The Purchaser would not have entered into the Purchase Agreement Documents and would not consummate the Transactions, thus adversely affecting the Debtors, their estates, and their creditors, if the Sale to the Purchaser is not free and clear of all Interests of any kind or nature whatsoever (except as otherwise provided in the Purchase Agreement

Documents), or if the Purchaser would, or in the future could, be liable for any of the Interests (except as otherwise provided in the Purchase Agreement Documents).

S.

Except as otherwise provided in the Purchase Agreement Documents, the Debtors may sell the Purchased Assets and convey the Parent Stock free and clear of all Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in section 363(f)(1)-(5) of the Bankruptcy Code has been satisfied.  Holders of Interests and non-Debtor parties to Assumed Contracts and Leases (each, a "Section 363 Interested Party") who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented to the terms of this Order pursuant to section 363(f)(2) of the Bankruptcy Code.  All Section 363 Interested Parties who did object to the Sale or the Motion fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code and are adequately protected by having their Interests, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they claim an Interest.

T.

The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assumed Contracts and Leases to the Purchaser in connection with the consummation of the Sale, and the assumption and assignment of the Assumed Contracts and Leases is in the best interests of the Debtors, their estates, and their creditors.  The Assumed Contracts and Leases being assigned to the Purchaser are an integral part of the Purchased Assets being purchased by the Purchaser and, accordingly, such assumption and assignment of Assumed Contracts and Leases is reasonable, enhances the value of the Debtors' estates, and does not constitute unfair discrimination.

U.

The Debtors have demonstrated that it is an exercise of their sound business judgment to reject the Rejected Contracts and Leases in connection with the consummation of the Sale, and the rejection of the Rejected Contracts and Leases is in the best interests of the Debtors, their estates, and their creditors.

V.

The Debtors have (i) cured (or caused to be cured), or have provided (or caused to be provided) adequate assurance of cure, of any default existing prior to the date hereof under any of the Assumed Contracts and Leases, within the meaning of section 365(b)(1)(A) of the Bankruptcy Code, and (ii) provided (or caused to be provided) compensation or adequate assurance of compensation to any non-Debtor counterparty to any of the Assumed Contracts and Leases for any actual pecuniary loss to such counterparty resulting from a default prior to the date hereof under such Assumed Contracts and Leases, within the meaning of section 365(b)(1)(B) of the Bankruptcy Code, and the Purchaser has provided adequate assurance of its future performance of and under the Assumed Contracts and Leases, within the meaning of section 365(b)(1)(C) of the Bankruptcy Code.

W.

There was no evidence of insider influence or improper conduct by the Purchaser or any of its affiliates (collectively, the "Purchaser Group") in connection with the negotiation of the Purchase Agreement Documents with the Debtors.   There also was no evidence of fraud or collusion amongst the Purchaser Group and any other bidders for the Debtors' assets, or collusion between the Debtors and the Purchaser Group to the detriment of any other bidders.

X.

Approval of the Purchase Agreement Documents and assumption and assignment of the Assumed Contracts and Leases and consummation of the Sale is in the best interests of the Debtors, their creditors, their estates and other parties in interest.

Y.

The Debtors did not receive any Qualified Bid(s) (other than the Stalking Horse Bid) prior to the Initial Bid Deadline, and pursuant to the Bid Procedures Order, the Sale Hearing was held on June 26, 2009.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.

General Provisions.  The Motion is granted as set forth in this Order.  Except as otherwise set forth in Paragraphs 2 and 3 below, all Objections that have not previously been withdrawn are hereby overruled.

2.

The objection of EMI Corp. ("EMI") is hereby sustained based upon the record established that no such contract exists between EMI and any of the Debtors.  With respect to the Objections filed by Rex Materials, Inc, ("Rex"), Verizon Business Global LLC ("Verizon Business"), Johnson Electric Supply Company ("Johnson"), Oracle USA, Inc. as successor in interest to Oracle Corporation, PeopleSoft, USA, Inc. and J.D. Edwards (collectively, "Oracle"), and QAD Inc. ("QAD"), each of said objections were resolved substantially as follows:

A.

Rex -  Payment of an aggregate cure amount of $252,104.20 within seven (7) Business Days of the Closing Date as total cure amount for assumption and assignment of: (i) Distributor Agreement between Milacron Marketing Company and Rex dated as of April 14, 2008, (ii) Transition Agreement between Milacron Marketing Company and Rex dated as of April 14, 2008, and (iii) Mutual Non-Disclosure Agreement between Milacron Marketing Company and Rex dated as of February 21, 2008.  Distributorship Agreement to be amended to reflect terms agreed upon by Debtors and Rex prior to assumption and assignment.

B.

Verizon Business- Payment of an aggregate cure amount of $70,000 within seven (7) Business Days of the Closing Date as total cure amount for all of the Debtors' contracts/accounts with Verizon Business.

C.

Johnson- Payment of an aggregate cure amount of $42,860.52 within seven (7) Business Days of the Closing Date as total cure amount for the assumption and assignment of the Inventory Consignment Agreement between Debtors and Johnson.

D.

Oracle - Payment of an aggregate cure amount of $228,113.46 within seven (7) Business Days of the Closing Date as total cure amount for the License & Services Agreement and related agreements between Debtors and Oracle, with a dollar-for-dollar reduction of the foregoing amount on account of post-petition payments made by the Debtors to Oracle between the date of the Sale Hearing and the Closing Date.

E.

QAD- Payment of a transfer fee in the amount of $29,277.50 within seven (7) Business Days of the Closing Date as total cure amount for assumption and assignment of Debtors' current Software License Agreement originally between Uniloy Milacron and QAD dated as of February 1, 2001 and all exhibits thereto.  Purchaser to execute new license agreement with QAD on mutually agreeable terms.

3.

Notwithstanding anything in this Order to the contrary, nothing in this Order shall release or impair, in any way, the liens and claims that the Pension Benefit Guaranty Corporation ("PBGC") asserts against the Debtors' non-debtor subsidiaries that are members of the Milacron Controlled Group4 prior to Closing, to the extent such liens or claims are enforceable under applicable law.

4.

Notwithstanding anything in this Order to the contrary (including Paragraph Q above), nothing in this Order shall affect the rights of Mahendra N. Patel and Patel family and associates under Indian law.

5.

Approval of the Purchase Agreement Documents.  The Purchase Agreement Documents, and all of the terms and conditions thereof, are hereby approved.  Pursuant to section 363(b) of the Bankruptcy Code, the Debtors are authorized and directed to (a) execute and deliver the Purchase Agreement Documents and (b) consummate the Transactions (including, without limitation, the Sale), in each case, pursuant to and in accordance

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4

"Milacron Controlled Group" shall have the meaning ascribed to it in PBGC's Notice of Liens and Claims against Non-Bankruptcy Milacron Subsidiaries and Statement Regarding Milacron's Proposed Sale of Assets [Doc. No. 522].

with the terms and conditions of the Purchase Agreement Documents, and to take all further actions as may be requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to possession, the Purchased Assets and the Parent Stock.

6.

Transfer of Assets.  Pursuant to sections 105(a) and 363(f) of the Bankruptcy Code:  (a) the Purchased Assets and Parent Stock shall be transferred to the Purchaser; (b) the Purchaser shall be vested with all right, title, and interest of the Debtors in and to the Purchased Assets and Parent Stock; and (c) except as otherwise provided in the Purchase Agreement Documents, upon the consummation of the Transactions (the "Closing"), the Purchased Assets and Parent Stock shall be free and clear of all Interests of any kind or nature whatsoever with all such Interests to attach to the net proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets and Parent Stock, subject to any claims and defenses the Debtors may possess with respect thereto.

7.

Except as expressly permitted or otherwise specifically provided by the Purchase Agreement Documents or this Order, following Closing, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding Interests of any kind or nature whatsoever against or in the Debtors, the Purchased Assets or the Parent Stock (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Purchased Assets, the Parent Stock, the operation of the Business prior to the Closing Date, or the transfer of the Purchased Assets or Parent Stock to the Purchaser, hereby are forever barred, estopped, and permanently enjoined from asserting against the Purchaser, its successors or assigns, its property, the Purchased Assets, or the Parent Stock, such persons' or entities' Interests.

8.

This Order (a) is and shall be effective as a determination that (except as otherwise provided in the Purchase Agreement Documents), upon Closing, all Interests in the Purchased Assets or Parent Stock held by any person other than the Purchaser have been and hereby are adjudged and declared to be unconditionally released, discharged and terminated and (b) is and shall be binding upon and govern the acts of all entities, including, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies or units, governmental departments or units, secretaries of state, federal, state and local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets and the Parent Stock.  Upon the Closing, all persons and entities described above in Paragraph 5(b) are authorized and directed to strike all evidence of Interests in the Purchased Assets and the Parent Stock held by any person other than the Purchaser immediately prior to the Closing (except to the extent such Interests are expressly assumed by the Purchaser under the Purchase Agreement Documents) from their records, official or otherwise.

9.

Except with respect to Interests that will be assumed by the Purchaser under the Purchase Agreement Documents, if any person or entity (other than the Purchaser) that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Interests in the Debtors, the Purchased Assets or the Parent Stock shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction or releases of such Interests, then (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments or releases (or other related documents) on behalf of such person or entity and (b) the Purchaser is hereby authorized to file, register or otherwise record a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all such Interests.

10.

Nothing in this Order or any agreement entered into under this Order releases, nullifies, precludes, or enjoins the enforcement of any liability to a governmental unit under police or regulatory statutes or regulations that any entity would be subject to as the owner or operator of property after the date of entry of this Order.

11.

Assumption and Assignment to Purchaser of Assumed Contracts and Leases.  Pursuant to sections 105(a) and 365 of the Bankruptcy Code, and subject to and conditioned upon the Closing of the Sale, the Debtors' assumption and assignment to the Purchaser, and the Purchaser's assumption on the terms set forth in the Purchase Agreement Documents, of the Assumed Contracts and Leases is hereby approved, and the requirements of section 365(b)(1) of the Bankruptcy Code with respect thereto are hereby deemed satisfied.

12.

The Debtors are hereby authorized and directed in accordance with sections 105(a) and 365 of the Bankruptcy Code and the Purchase Agreement to (a) assume and assign to the Purchaser, effective upon the Closing, the Assumed Contracts and Leases and (b) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts and Leases to the Purchaser.

13.

With respect to the Assumed Contracts and Leases:  (a) such contracts and leases shall be transferred and assigned to, and following the closing of the Sale, shall remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such contracts and leases (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability with respect to such contracts and leases after such assignment to and assumption by the Purchaser; (b) each such contract or lease is an executory contract of the Debtors under section 365 of the Bankruptcy Code; (c) the Debtors may assume each such contract or lease in accordance with section 365 of the Bankruptcy Code; (d) the Debtors may assign each such contract or lease in accordance with sections 363 and 365 of the Bankruptcy Code, and any provisions in any such contract or lease that prohibit or condition the assignment of such contract or lease or allow the party to such contract or lease to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such contract or lease, constitute unenforceable anti-assignment provisions which are void and of no force and effect; (e) all other requirements and conditions under sections 363 and 365 of the Bankruptcy Code for the assumption by the Debtors and assignment to the Purchaser of each such contract or lease have been satisfied; and (f) upon Closing, in accordance with sections 363 and 365 of the Bankruptcy Code, the Purchaser shall be fully and irrevocably vested in all right, title and interest in and to each such contract or lease.  Any portions of the Assumed Contracts and Leases pertaining to Leased Real Property that purport to permit landlords to cancel the remaining term of any such Assumed Contracts and Leases if the Debtors discontinue their use or operation of the Leased Real

Property are void and of no force and effect, and shall not be enforceable against the Purchaser, its assignees and sublessees, and the landlords under such Assumed Contracts and Leases shall have no right to:  (a) cancel or otherwise modify such Assumed Contracts and Leases, (b) increase the rent, (c) assert any claim or (d) impose any penalty; whether by reason of (i) such discontinuation, (ii) the Debtors' cessation of operations, (iii) the assignment of the Assumed Contracts and Leases to the Purchaser or (iv) the interruption of business activities at any of the premises leased thereunder.

14.

Upon the Closing (or at such other time as provided in the Purchase Agreement Documents), the Purchaser shall assume and agree to pay, perform and otherwise discharge the Assumed Liabilities pursuant to Section 2.02 of the Purchase Agreement, with such assumption of liabilities constituting a portion of the purchase price paid by the Purchaser for the Purchased Assets.

15.

The Purchaser is hereby authorized in connection with the consummation of the Sale to allocate the Purchased Assets and the Assumed Contracts and Leases among its affiliates, designees, assignees and/or successors in a manner as it in its sole discretion deems appropriate, and to assign, sublease, sublicense, transfer or otherwise dispose of any of the Purchased Assets or the rights under any Assumed Contract or Lease to its affiliates, designees, assignees and/or successors with all of the rights and protections accorded under this Order and the Purchase Agreement Documents, and the Debtors shall cooperate with and take all actions reasonably requested by the Purchaser to effectuate any of the foregoing.  To the extent any Avoidance Actions (as hereinafter defined) are allocated to an affiliate, designee, assignee and/or successor of or to the Purchaser, such affiliate, designee, assignee, or successor shall be bound by the Purchaser's obligations under paragraphs 20-22 of this Order and paragraph 28 of the Final DIP Order.

16.

All defaults or other obligations of the Debtors under the Assumed Contracts and Leases arising or accruing prior to the Closing Date (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be cured (or caused to be cured) by the Debtors at the Closing or as soon thereafter as is practicable, and the Purchaser shall have no liability or obligation arising or accruing prior to the Closing Date, except as otherwise provided in the Purchase Agreement Documents.

17.

There shall be no rent accelerations, assignment fees, increases or any other fees charged or chargeable to the Purchaser as a result of the assumption, assignment and sale of the Assumed Contracts and Leases.  Any provisions in any Assumed Contract or Lease that prohibit or condition the assignment of such contract or lease or allow the party to such contract or lease to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such contract or lease, constitute unenforceable anti-assignment provisions, and are void and of no force and effect.  The validity of the assumption, assignment and sale of any Assumed Contract or Lease to the Purchaser shall not be affected by any dispute between any of the Debtors and any non-Debtor party to such contract or lease.  Notwithstanding the foregoing, to the extent that any disputes related to the assumption and assignment of the Assumed Contracts and Leases remain after the entry of this Order, the Purchaser shall, as set forth in the Purchase Agreement Documents, retain its right to decide whether to have such contracts or leases assumed and assigned to it.

18.

All executory contracts and unexpired leases that have been designated as Rejected Contracts and Leases shall be deemed rejected by the Debtors.

19.

DIP ABL Facility.  Upon the consummation of the Transactions pursuant to the terms of the Purchase Agreement Documents, the Purchaser shall pay to General Electric Capital Corporation (the "DIP Revolver Agent"), as administrative agent to the lender under the DIP ABL Facility (the "DIP Revolver Lender"), in full, all amounts owing by the Debtors to the DIP Revolver Lender under the DIP ABL Facility immediately prior to the Closing Date.  Upon said occurrence, the Debtors shall be released from any and all Liabilities arising under or in connection with the DIP ABL Facility, and neither the DIP Revolver Agent or any lender under the DIP ABL Facility will have any Claim against any Debtor in connection with the DIP ABL Facility.

20.

Use of Avoidance Action Proceeds.  For purposes of this Paragraph 20:

(a)

The term "Avoidance Action" means any Action (and any related rights or demands) purchased by the Purchaser from the Debtors and their estates pursuant to Section 2.01(a) of the Purchase Agreement.

(b)

The term "Final Avoidance Action Order" means, with respect to any Avoidance Action, an order or judgment entered by a court of competent jurisdiction presiding over such Avoidance Action:  (i) that has not been reversed, stayed, modified, amended, revoked, varied or set aside, and as to which (A) any right to appeal or seek certiorari, review, reargument, stay or rehearing has been waived or (B) the time to appeal or seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay or rehearing is pending; or (ii) as to which an appeal has been taken or petition for certiorari, review, reargument, stay or rehearing has been filed and (A) such appeal or petition for certiorari, review, reargument, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay or rehearing was sought and (B) the time to appeal further or seek certiorari, further review, reargument, stay or rehearing has expired and no such further appeal or petition for certiorari, further review, reargument, stay or rehearing is pending; provided, however, that no order or judgment will fail to be a "Final Avoidance Action Order" solely because of the possibility that a motion pursuant to sections 502(j) or 1144 of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order or judgment.

(c)

The term "Net Cash Proceeds" means any cash proceeds actually received from a defendant to an Avoidance Action pursuant to a Final Avoidance Action Order less all costs, charges, expenses and fees (including legal fees and fees of financial advisors or testifying experts) paid or required to be paid in connection with the prosecution and realization thereof.

21.

The Purchaser shall have complete and absolute discretion to pursue (or to not pursue) Avoidance Actions against any person or entity (including trade vendors, suppliers, employees or customers) with whom the Purchaser (or any of its affiliates that is engaged in substantially the same business that any of the Debtors is engaged in as of the date of this Order) continues to do business following the Closing (collectively, the "Business Related Avoidance Actions"); provided, however, that the Debtors' estates shall be entitled to receive 50 percent of any Net Cash Proceeds resulting directly from Business Related Avoidance Actions commenced by the Purchaser, if any.

22.

Until the closure of the Cases or passage of the applicable statutes of limitations, the Creditors' Committee shall be permitted to request that the Purchaser pursue any Avoidance Actions other than the Business Related Avoidance Actions (the "Non-Business Related Avoidance Actions"), if the Purchaser has not commenced such actions within a reasonable time period following the Closing; provided, however, that if the Purchaser does not wish to directly pursue such actions, it shall transfer the right to pursue such actions to the Creditors' Committee to prosecute such actions directly.

23.

Any Net Cash Proceeds from any Non-Business Related Avoidance Action shall be paid to the Debtors' estates, on the one hand, and the Purchaser, on the other hand, in alternating $2 million payments, with the Debtors' estates receiving the first $2 million, and the Purchaser receiving the second $2 million, until such time as each has received total payments of $6 million, after which any additional Net Cash Proceeds from any Non-Business Related Avoidance Action shall each be shared equally between the Debtors' estates, on the one hand, and the Purchaser, on the other hand.

24.

Additional Provisions.  The consideration provided by the Purchaser for the Purchased Assets under the Purchase Agreement Documents, including without limitation the Credit Bid (if any), shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States and any state, territory, possession, or the District of Columbia.

25.

The consideration provided by the Purchaser for the Purchased Assets under the Purchase Agreement Documents is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

26.

Except as otherwise expressly provided in the Purchase Agreement Documents, the Purchaser shall have no obligation to pay wages, bonuses, severance pay, benefits (including, without limitation, contributions or payments on account of any under-funding with respect to any and all pension plans) or any other payment to employees of the Debtors.  Except as otherwise expressly provided in the Purchase Agreement Documents, the Purchaser shall have no liability with respect to any collective bargaining agreement, employee pension plan, employee welfare or retention, benefit and/or incentive plan to which any Debtor is a party and relating to the Business (including, without limitation, arising from or related to the rejection or other termination of any such agreement), and the Purchaser shall in no way be deemed a party to or assignee of any such agreement, and no employee of the Purchaser shall be deemed in any way covered by or a party to any such agreement, and all parties to any such agreement are hereby enjoined from asserting against the Purchaser any and all claims arising from or relating to such agreement.

27.

Any amounts that become payable by the Debtors to the Purchaser pursuant to the Purchase Agreement Documents (a) shall constitute administrative expenses of the Debtors' estates under section 503(b) of the Bankruptcy Code and (b) shall be paid by the Debtors in the time and manner provided for in the Purchase Agreement Documents without further court order.

28.

Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the Transactions.

29.

All entities that are currently, or on the Closing Date may be, in possession of some or all of the Purchased Assets or Parent Stock are hereby directed to surrender possession of such Purchased Assets or Parent Stock to the Purchaser on the Closing Date.

30.

Except for the Assumed Liabilities or as expressly permitted or otherwise specifically provided for in the Purchase Agreement Documents or this Order, the Purchaser shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Purchased Assets.  Without limiting the generality of the foregoing, and except as otherwise specifically provided herein and in the Purchase Agreement Documents, to the fullest extent permitted by law, the Purchaser shall be released from liability for any claims against the Debtors or any of their predecessors or affiliates, and the Purchaser shall have no successor or vicarious liabilities of any kind or character including but not limited to any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger, or substantial continuity, whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date, including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to, the operation of the Business, prior to the Closing Date.

31.

The proceeds of the Purchase Price, including but not limited to the Additional Consideration, shall be subject to the Lien securing the Debtors' obligations under the Senior Secured Notes (except to the extent of the Credit Bid (if any)); provided, however, that the Additional Consideration shall be subject to, and will be used in accordance with the terms of, the Sponsors' Additional Consideration Lien Release.

32.

This Court retains jurisdiction to enforce and implement the terms and provisions of the Purchase Agreement Documents, all amendments thereto and any waivers and consents thereunder, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Purchased Assets or Parent Stock to the Purchaser, (b) compel delivery of the purchase price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Purchase Agreement Documents, except as otherwise provided therein, (d) interpret, implement, and enforce the provisions of this Order and (e) protect the Purchaser against (i) any of the Excluded Liabilities or (ii) any Interests in the Debtors or the Purchased Assets of any kind or nature whatsoever, as such Interests were in existence immediately prior to the Closing (except to the extent such Interests were expressly assumed under the Purchase Agreement Documents).

33.

The Transactions are undertaken by the Purchaser and the Sponsors in "good faith," as such term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale to the Purchaser (including the assumption and assignment of any of the Assumed Contracts and Leases), unless such authorization is duly stayed pending such appeal.  Each of the Purchaser and the Sponsors is a purchaser in "good faith," and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

34.

The terms and provisions of the Purchase Agreement Documents and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Purchaser, the Sponsors, and its and their respective affiliates, successors and assigns.

35.

The failure specifically to include any particular provisions of any Purchase Agreement Document in this Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Court that the Purchase Agreement Documents be authorized and approved in their entirety.

36.

The Purchase Agreement Documents may be modified, amended or supplemented by the parties thereto, in a writing signed by such parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors' estates.

37.

Following the Closing, the Purchaser shall satisfy all validly owing but unpaid amounts set forth on the Pre-Closing Budget (to the extent not paid prior to Closing), including the fees and expenses of the Debtors' professionals and the Committee's professionals, to the same extent it has agreed to satisfy such amounts pursuant to the Purchase Agreement, as if such amounts were included in the Post-Closing Budget (without duplication), as and when such amounts become due and payable.

38.

Within 7 Business Days following the Closing, the Purchaser shall pay to Rothschild Inc. ("RI") and Conway, Del Genio, Gries & Co. LLC ("CDG") the "success fees" and other fees and expenses payable to RI and CDG pursuant to Section 2.02(a)(ix) and (x) of the Purchase Agreement (the "Success and Other Fees"). Any Success and Other Fees payable will be subject to further order of the Court.  If at a hearing to approve the payment of the Success and Other Fees, the Court allows an amount that is less than the amount paid by Purchaser, RI and CDG, as applicable, shall repay to Purchaser the amount that exceeds the Court's order, within five business days of entry of such order.

39.

As provided by Bankruptcy Rules 6004(h) and 6006(d), this Order shall not be stayed for 10 days after the entry of the Order and shall be effective immediately upon entry.

IT IS SO ORDERED.

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